                             Exhibit 1.A. (6)(b)
               By-Laws of First Variable Life Insurance Company

                                             Exhibit 1.A (6)(b)

                    FIRST VARIABLE LIFE INSURANCE COMPANY

                         CERTIFICATE OF SECRETARY


This certificate is submitted pursuant to Order A.I.D. No. 96-166 of the Insurance Commissioner for the State of Arkansas as to an adopted Report of Examination for Arkansas Insurer, First Variable Life Insurance Company, NAIC NO. 77984.

I, Arnold R. Bergman, being the duly elected Secretary of First Variable Life Insurance Company (the "Company"), an Arkansas corporation, do hereby certify, in the name and on behalf of the Company, that attached hereto as ATTACHMENTS 1A. AND 1B. AND 1C. is a true and complete copy of the By-laws of the Company, as in full force and effect on May 15, 1996 and at all times thereafter, to and including the date hereof.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the Seal of the Company effective the 10th day of June, I996.


                                   /s/Arnold R. Bergman
                                   ------------------------------
                                   Arnold R. Bergman, Secretary


[SEAL]

                                                      Attachment l.a
                                                      Marked to show amendments
                                                      as of May 15, 1996

                                   AMENDED
                                    BYLAWS

                                    of the

                      FIRST VARIABLE LIFE INSURANCE COMPANY

                                   ARTICLE I
                                NAME AND LOCATION

Section 1. The name of this Corporation shall be FIRST VARIABLE LIFE INSURANCE COMPANY.

Section 2. The Home Office and principal place of business shall be in the City of Little Rock, County of Pulaski in the State of Arkansas. The Corporation may have such other offices, either within or without the State of Arkansas, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

Section 3. The Home Office of the Corporation, where the Corporation shall keep records of its assets, transactions, and affairs, except to the extent specifically authorized by the Commissioner to keep such records at a regional home office, which is required by the Arkansas Insurance Code to be maintained in the State of Arkansas, shall be in Little Rock, Arkansas. The address of such Home Office may be changed from time to time by the Board of Directors.

                                 ARTICLE II
                                CAPITAL STOCK

Section l. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly recorded and filed with the Secretary of the Corporation, and on surrender of cancellation of the certificate for such shares. No assignment or transfer of stock shall be binding upon the Corporation until the transfer shall have been recorded upon the books of the Corporation.

Section 2. Certificates of stock of this Corporation shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer, or employee of the Corporation. A facsimile of the seal of this Corporation imprinted on any certificates of stock of this Corporation shall have the same validity as the actual impression of the corporate seal.

                                 ARTICLE III
                          MEETINGS OF STOCKHOLDERS

ANNUAL MEETING        . . . .

Amended 5/15/96
See attachment 1.c

QUORUM

Section 2. At any meeting of the Stockholders duly called, a majority in interest of all stock issued and outstanding represented in person or by proxy shall constitute a quorum for the transaction of business, but a lesser number may adjourn from time to time.

Section 3. All questions, unless otherwise provided for, shall be determined by a majority of the capital stock voting thereon.

SPECIAL MEETINGS

Section 4. Special meetings of the Stockholders may be called by the President, or by the chairman of the Board, or by order of the Board of Directors, or in any other manner provided by law.

NOTICE OF MEETING LOCATION

Section 5. All meetings of the Stockholders, including the annual meeting, shall be called in writing, and written or printed notice, stating the place, day, and hour of said meeting and the purpose, shall be given by the Secretary of the Corporation at least seven days before such meeting to each Stockholder by mailing it, postage prepaid, addressed to each Stockholder at the Stockholder's address as it appears upon the books of the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the Stockholder at his address as it appears on the stock transfer books, with postage thereon prepaid.

LOCATION

Section 6. All meetings of Stockholders, unless otherwise ordered by the Directors, shall be held at the Home Office of the Corporation.

VOTING

Section 7. In the election of Directors and at all meetings of the Corporation, each Stock holder shall be entitled to one vote for each share of capital stock held. Stockholders may vote by proxy authorized by written power of attorney which shall be filed with the Secretary of the

Corporation before the meeting at which it is to be used. The record of votes made by the Secretary of the Corporation shall show whether the same were cast in person or by proxy.

                                ARTICLE IV
                            BOARD OF DIRECTORS

ELECTION OF DIRECTORS      . . . .

Amended 5/15/96
See attachment l.b

HONORARY DIRECTORS

Section l(b). Any former Director of the Corporation, or of any corporation with which it is or has been affiliated, may at any time be appointed by the Board of Directors as an Honorary Director to serve for such term as the Board shall fix. Each such Honorary Director may, upon invitation of the Board of Directors, attend its meetings but shall not be counted in determining the presence of a quorum nor have any right to vote thereat and shall not be deemed to be a Director of the Corporation.

VACANCY ON BOARD

Section 2. The Board of Directors may remove any officer by a majority vote and may fill any vacancy existing in their own Board except a vacancy caused by the removal of a Director by the Stockholders, and they may also fill any vacancy occurring in any other office of the Corporation. Such election to office, other than Director, may be either for the unexpired term of the officer whose death, resignation, or removal has created the vacancy, or may be for such lesser time as the Directors may determine.

REMOVAL OF DIRECTORS

Section 3. The Stockholders, at a meeting called expressly for that purpose, may remove, by two-thirds vote of the stock represented at the meeting, any director for neglect of duty or misconduct. The vacancy created by such removal shall be filled by the Stockholders.

REGULAR MEETINGS

Section 4. A regular meeting of the Board of Directors shall be held immediately following, and at the same place as, the annual meeting of the Stockholders.

SPECIAL MEETINGS

Section 5. Special meetings of the Directors may be called by the Chairman of the Board,{or the President and shall be called by the Secretary of the Corporation at the written request of a majority of the Directors.

NOTICE OF MEETINGS

Section 6. Written notice of all meetings of the Board of Directors shall be given by the Chairman of the Board, the President, or by the Secretary of the Corporation to each Director by delivering such notice at least 24 hours before the meeting or by mailing such notice at 48 hours before the meeting, to the Director's address as it appears on the books of the Corporation. In the event of an emergency, meetings of the Board of Directors may be called upon not less than two hours' notice, provided the Chairman of the Board, the President, or the Secretary of the Corporation gives such notice to each Director verbally or by delivery in hand or by sending a telegram prepaid to the Director's address as it appears on the books of the Corporation.

QUORUM

Section 7. Quorum. A majority of the number of directors fixed by Section l(a) of this Article IV shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such a majority is present at the meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

                                ARTICLE V
                                OFFICERS

ELECTION OF OFFICERS

Section 1. The Board of Directors shall each year at its annual meeting choose a President, who shall be a member of the Board, a Secretary of the Corporation, and a Treasurer. They may choose from their membership a Chairman of the Board of Directors. They may also elect such Vice Presidents, Assistant Secretaries, Assistant Treasurers, and such other officers and committees as they may deem necessary. Two or more offices may be held by the same person except the offices of President and Secretary.

TERM OF OFFICE

Section 2. The officers shall hold office for one year or until their successors shall be duly elected and qualified.

                               ARTICLE VI
                           DUTIES OF OFFICERS

CHAIRMAN OF THE BOARD AND PRESIDENT

Section 1. The powers and duties of the Chairman of the Board, if one has been elected, andPresident shall be as provided from time to time by resolution or other directive of the Board of Directors. In the absence of such provision, the respective officers shall have the power and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to this Corporation.

ABSENCE OR DISABILITY

Section 2. Such officer as may be designated by the Board of Directors shall, during the absence or disability of the President and of the Chairman of the Board of Directors, if one has been elected, exercise all of the powers and discharge all the duties of said officers.

SECRETARY OF THE CORPORATION

Section 3. The Secretary of the Corporation shall issue notices for all meetings as provided in Section 5 of Article III of these Bylaws; shall keep a list of Stockholders and of the number of shares standing in the name of each and a record of the transfers thereof; shall keep a record of the votes, which shall show whether cast in person or by proxy, and all other proceedings of all meetings of the Directors and Stockholders; a record of all policies issued and of all authorized assignments, transfers and cancellations thereof; and such other books and records as the Chairman or the President and Directors may require; shall have charge of the corporate seal, and shall attach the same to all documents which require sealing, and shall sign all official papers or documents requiring the Secretary's signature; shall have charge of all the records, documents, and papers of the Corporation which properly belong to the Secretary's office and shall make such reports and perform such other duties as are incidental to the office or as are required by the Board of Directors. In the absence or disability of the Secretary of the Corporation, the duties of the Secretary of the Corporation shall be performed by the Assistant Secretary of the Corporation.

OTHER OFFICERS

Section 4. The other officers shall perform the customary duties of the offices indicated by their titles and such further or other duties as may be assigned to them from time to time by the Chairman or the President or Board of Directors.

                                 ARTICLE VII
                                   . . . .


Amended 5/15/96
See attachment l.c.

                                ARTICLE VIII
                                 COMMITTEES

 . . . .

Amended 5/15/96
See attachment l.c.

EXECUTIVE COMMITTEE     . . . .


                                 ARTICLE IX
                              CHECKS AND DRAFTS

CHECKS, DRAFTS, ORDERS, AND BILLS OF EXCHANGE

Section 1. Checks, drafts, orders, and bills of exchange withdrawing funds of the Corporation from any depository shall be signed in such manner and by such officer or officers or other persons as the Board of Directors or the Investment Committee may designate. However, the Chairman of the Board, the President, or any Vice President may authorize and empower any person or persons, and may revoke, alter, or suspend any such authorization, to withdraw funds of the Corporation from any depository by checks or drafts signed by such person or persons, provided that such authorization shall be reported to the Board of Directors at its next meeting. any such signature or signatures may be made in facsimile by signature machine if the Board of Directors or the Investment Committee so authorize.

DOCUMENTARY EXECUTIONS AND ASSIGNMENTS

Section 2. All assignments of bonds, stocks, transfers, or conveyances of real estate, discharges of mortgage, partial releases of mortgage or assignments thereof shall be in the name of the Corporation and under its seal and shall be signed by such officers as the Board of Directors may designate or (a) the Chairman of the Board, or the President, or a Vice President, or an Assistant Vice President, or the Treasurer and (b) by the Secretary of the Corporation, or Assistant Secretary of the Corporation. No person holding two or more offices shall, however, sign in more than one capacity. Other obligations or instruments, whether or not under seal, to be executed by the Corporation shall be under the official signature of one or more of the officers, as may be required or appropriate.

                                  ARTICLE X
                                  POLICIES

Section 1. All policies or contracts of insurance issued by this Corporation and riders or endorsements attached to such policies shall be signed by the Secretary of the Corporation or an Assistant Secretary of the Corporation and by the President or a Vice President, and a facsimile of the signature of any such officer imprinted on any policy or contract or any rider or endorsement attached thereto shall have the same validity as a written signature.

                                 ARTICLE XI
                                 FISCAL YEAR

Section 1. The fiscal year of the Corporation shall correspond with the calendar year.

                                 ARTICLE XII
                                CORPORATE SEAL

Section 1. The corporate seal shall bear the name of the Corporation and the words, "Corporate Seal" and "Arkansas."

                                 ARTICLE XIII
                                  AMENDMENTS

Section 1. These Bylaws may be amended or altered as provided in the Articles of Incorporation.

New - adopted 5/15/96    ARTICLE XIV
See attachment l.c.      ARTICLE XV

                                                             Attachment l.b.

                        Resolution of Sole Shareholder

                     FIRST VARIABLE LIFE INSURANCE COMPANY

                             Adopted May 15, 1996


RESOLVED, that, the Company, as the sole shareholder of First Variable Life Insurance Company ("FVL"), shall amend the by-laws of FVL by deleting the first and second paragraphs of Section l(a) of Article IV of the By-laws of the Corporation, entitled "Election of Directors" and "EIigibility," respectively, and adopt the following in their place:

     "ELECTION OF DIRECTORS. Section l(a). The Board of Directors shall have general supervision and control of the affairs of the Corporation. At the annual meeting of the Stockholders, they shall choose not less than three
     (3) nor more than twenty (20) Directors. The exact number of Directors within such minimum and maximum limits shall be subject to increase or decease from time to time as the Stockholders may determine. Each Director shall hold office until the next annual meeting and until his or her successor shall have been elected and qualified, or until his death, resignation or removal Directors need not be Stockholders."

                                                             Attachment 1.c.

                       Resolutions of Board of Directors of

                       First Variable Life Insurance Company

                             Adopted May 15, 1996

WHEREAS, the Corporation desires to improve the management of the Corporation by amending its by-laws in various ways;

RESOLVED, that Section 1 of Article III of the by-laws of the Corporation are hereby deleted and the following is hereby adopted in its place:

"SECTION 1. ANNUAL MEETING. An annual meeting of stockholders shall be held each calendar year on a date and at a time designated by the Board of Directors, for the purpose of electing directors and the transaction of such other business as may come before the meeting. The annual meeting shall not be held on a legal holiday in the state where held."

FURTHER RESOLVED, that Article VII of the Corporation's by-laws is hereby deleted and the following is hereby adopted in its place:

"Article VII.  INDEMNIFICATION.

(a) The Corporation shall indemnify any person who was or is a party or witness, or is threatened to be made a party or witness, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including a grand jury proceeding) or any appeal therefrom (collectively, a "Proceeding") by reason of the fact that he, or a person of whom he is a legal representative, is or was a director or officer of the Corporation or was a director or officer of the Corporation and serving at the request of the Corporation as a director, officer, employee, agent, partner or trustee (or in a similar position) (collectively a "Representative") of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, to the fullest extent that would be authorized or permitted if the Corporation were governed by the Arkansas Business Corporation Act of 1987, as amended (the "Act"), and any other applicable law, as the same exist or may hereafter be amended or changed (but, in the case of any such amendment or change, only to the extent that such amendment or change would permit the Corporation if governed by the Act to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment or change), against all reasonable expenses (including attorneys' fees), judgments, fines, penalties (including ERISA excise taxes or penalties) and amounts paid in a compromise or settlement actually and reasonably incurred by him or her in connection with such Proceeding provided, however, that except as provided in paragraph (b) below of this Article VII with respect to Proceedings seeking to enforce rights of indemnification, entitlement to such indemnification shall be conditioned upon the Corporation being afforded the opportunity to participate directly on behalf of such person in such Proceeding or any settlement discussions relating thereto, and with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding, entitlement to indemnification shall be further conditioned upon the prior approval by the Corporation of the proposed settlement or nonadjudicated disposition. Notwithstanding the foregoing, except with respect to indemnification specified in paragraph (b) below, the Corporation shall indemnify an officer, director or Representative with respect to a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The approval of any settlement or any nonadjudicated disposition of a Proceeding shall be made (A) by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the Proceedings, or (B) by special legal counsel selected (I) by the Board of Directors by vote as set forth in clause (A) of this paragraph (a), or (ii) if the requisite quorum of the full Board cannot be obtained therefor, by a majority vote of a committee duly designated by the Board of Directors, in which designation directors who are parties may participate, consisting of two or more directors not at the time party to the Proceeding, or (iii) if a quorum of the Board of Directors cannot be obtained under clause (i) and a committee cannot be designated under clause (ii), selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate. Approval or disapproval of any proposed compromise, settlement or other nonjudicial disposition by the Corporation shall not subject the Corporation to any liability to or require indemnification or reimbursement of any party who the Corporation would not otherwise have been required to indemnify or reimburse. The right to indemnification conferred in this paragraph (a) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in connection with any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director, officer or employee of the Corporation in advance of the final disposition of such Proceeding shall be made only in a manner consistent with the Act.

(b) Any indemnification or advancement of expenses required under these By-laws shall be made promptly, and in any event within thirty (30) days, upon the written request of the person entitled thereto. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days of the date such request is received by the Corporation, the person seeking indemnification or advancement of expenses as granted by this
Article VII may at any time within the applicable statute of limitations bring suit against the Corporation in any court of competent jurisdiction to establish such person's right to indemnity or advancement of expenses. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such suit shall also be indemnified by the Corporation. It shall be a defense to any such suit (other than an action brought to enforce a claim for the advancement of expenses pursuant to these By-laws where the written affirmation of good faith or undertaking to repay as required by the Act has been received by the Corporation) that the claimant has not met the standard of conduct required by the Act, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, a committee thereof or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Act, nor the fact that there has been an actual determination by the Corporation (including the Board of Directors, a committee thereof or independent legal counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement or vote of disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such a person. Any repeal or modification of the provisions of these paragraphs (a), (b) or (c) of this Article VII shall not affect any obligations of the Corporation or any rights regarding indemnification and advancement of expenses of a director or officer with respect to any threatened, pending or completed Proceeding for which indemnification or the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification.

(d) If this Article VII or any portion thereof shall be invalidated on any grounds by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation as to reasonable expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person with respect to any Proceeding, including, without limitation, any Proceeding by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of these By-laws that shall not have been invalidated, by the Act or by any other applicable law."

FURTHER RESOLVED, that the present Article VIII of the by-laws is hereby deleted and the following is hereby adopted in its place:

                                 "ARTICLE VIII

                                   COMMITTEES

SECTION 8.1. APPOINTMENT. The Board of Directors shall, at its regular annual meeting, appoint an executive committee. The appointment of such executive committee and the delegation thereto of authority shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. The Board of Directors shall have authority to appoint at any time or from time to time, and for such purposes, such other committees or subcommittees as it may deem appropriate.

SECTION 8.2. COMPOSITION. The executive committee shall consist of two or more members, all of whom must at all times be directors. An officer of the Corporation may be appointed an ex officio member of the executive committee for the purposes of taking minutes of the executive committee's deliberations and providing advice to the directors who constitute such committee.

SECTION 8.3. AUTHORITY. The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be specifically limited by law, by these Bylaws, or otherwise by the Board. No committee shall have the authority to:

(a)  Authorize distributions.

(b) Approve or propose to shareholders action that applicable law or regulations require be approved by shareholders.

(c)  Fill vacancies on the Board of Directors or on any of its committees.

(d)  Amend the Corporation's Articles of Incorporation.

(e)  Adopt, amend, or repeal the Corporation's Bylaws.

(f)  Approve a plan of merger not requiring shareholder approval.

(g) Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors.

(h) Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the Board of Directors.

Each other committee shall perform the duties and exercise the powers delegated to it in the resolution designating and constituting the same.

SECTION 8.4. TENURE AND QUALIFICATIONS. Subject to Section 8.2 above, each member of any committee shall hold office until removed by the Board of Directors.

SECTION 8.5. MEETINGS. Regular meetings of any committee may be held without notice at such times and places as the committee may fix from time to time by resolution. Special meetings of any committee may be called by any member thereof upon not less than two day's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the committee may waive notice of any meeting. A committee member's attendance at or participation in a meeting waives any required notice to that committee member of the meeting, unless the committee member at the beginning or promptly upon the committee member's arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. The notice of a meeting of any committee need not state the business proposed to be transacted at the meeting.

SECTION 8.6. QUORUM. A majority of the members of any committee shall constitute a quorum for the transaction of business at any meeting thereof and action of any committee must be authorized by the affirmative vote of a majority of the members who are directors and are present at a meeting at which a quorum is present.

SECTION 8.7. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by any committee at a meeting maybe taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of such committee.

SECTION 8.8. VACANCIES. Any vacancy in any committee may be filled by the Board of Directors.

SECTION 8.9. RESIGNATIONS AND REMOVAL. Any member of any committee may be removed at any time with or without cause by the Board of Directors. Any member of any committee may resign from such committee at any time by written notice to the President or Secretary, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 8.10. PROCEDURE. Each committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these By-laws. Each committee shall keep regular minutes of its proceedings. The executive committee shall report its proceedings to the Board of Directors for its information at the meeting thereof held next after such proceedings shall have been taken. Other committees need only report their proceedings if requested by the Board of Directors.

SECTION 8.11. COMPENSATION. The compensation, if any, and expense allowance, if any, to be paid to members of a committee may be fixed by the Board of Directors; provided, however, that no committee member shall receive compensation for his services as such if he draws a salary from the Corporation, or an affiliated corporation, as an officer or employee; further provided, that the President is authorized in his discretion to pay directors for attendance at special meetings of their committees or special meetings with the corporation's officers an amount not exceeding what such directors are entitled to receive for attendance at a meeting of the Board of Directors."

FURTHER RESOLVED, the following Articles XIV and XV are hereby added to the by-laws of the Corporation:

                                 "ARTICLE XIV

                           ACTION WITHOUT A MEETING

SECTION 1. ACTION WITHOUT MEETING - STOCKHOLDERS. Any action required or permitted by law, the Articles of Incorporation or these Bylaws to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

SECTION 2. ACTION WITHOUT MEETING - DIRECTORS. Any action required or permitted by law, the Articles of Incorporation or these By-laws to be taken at any meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the Directors then in office."

                                 "ARTICLE XV

                             TELEPHONIC MEETINGS

Members of the Board of Directors of the Corporation and any committees thereof, may participate in any meeting of the Board or such committee, respectively, by conference telephone or similar communications equipment by means of which all persons participating in any such meeting can communicate fully and directly with each other, and participation in any such meeting pursuant to this provision shall constitute presence in person at such meeting for all purposes of these By-laws."